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                                                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Interim Services Inc. on Form S-8 of our report dated February 5, 1998, appearing in the Annual Report on Form 10-K of Interim Services Inc. for the year ended December 26, 1997.



/s/  DELOITTE & TOUCHE LLP



Fort Lauderdale, Florida
July 29, 1998